Exhibit 3.1
CERTIFICATE OF INCORPORATION
OF
R-TECH UENO (USA), INC.
     The undersigned, for the purposes of forming a corporation pursuant to Sections 101 and 102 of the General Corporation Law of Delaware, does hereby certify as follows:
     FIRST: The name of the corporation is R-Tech Ueno (USA), Inc. (the “Corporation”).
     SECOND: The address of the Corporation’s registered office in Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of the Corporation’s registered agent at that address is Corporation Service Company.
     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000), par value one dollar ($1.00) per share, and all of which shares are common stock.
     FIFTH: The name and mailing address of the incorporator are:

Name	Mailing Address
Junji Masuda	399 Park Avenue, 18th Floor New York, NY 10022
     SIXTH: The Board of Directors is expressly authorized to adopt, amend, or repeal the By-laws of the Corporation.
     SEVENTH: Pursuant to Section 211(e) of the General Corporation Law of Delaware, the directors of the Corporation shall not be required to be elected by written ballots.
     EIGHTH: (a) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
          (b) No modification or repeal of the provisions of this Article shall adversely affect any right or protection of any director of the Corporation existing at the date of such modification or repeal or create any liability or adversely affect any such right or protection for any acts or omissions of such director occurring prior to such modification or repeal.
     NINTH: The Corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.
     IN WITNESS WHEREOF, the undersigned, being the Sole Incorporator hereinabove named, hereby further certifies that the facts herein stated are true and, accordingly, has signed this Certificate of Incorporation this second day of December, 1996.

/s/ Junji Masuda
Junji Masuda
Sole Incorporator

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
R-TECH UENO (USA), INC.
     It is hereby certified that:
     1. The name of the corporation (hereinafter called the “Corporation”) is R-Tech Ueno (USA), Inc.
     2. The Certificate of Incorporation of the Corporation is hereby amended by striking out Article FOURTH thereof and by substituting in lieu of said Article the following new Article:
     “FOURTH: The total number of shares of stock which the Corporation has authority to issue is five hundred thousand (500,000) shares, par value one dollar ($1.00) per share, and all of which shares are common stock.
     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
Signed on May 19, 1997

/s/ Sachiko Kuno
Sachiko Kuno
President

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
R-TECH UENO (USA), INC.
     R-Tech Ueno (USA), Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
     1. The name of the corporation is R-Tech Ueno (USA), Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 5, 1996.
     2. This Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Section 245, and in accordance with Section 242, of the General Corporation Law of the State of Delaware.
     3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:
ARTICLE I
     The name of the corporation is R-Tech Ueno (USA), Inc.
ARTICLE II
     The address of the Corporation’s registered office in Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at that address is Corporation Service Company.
ARTICLE III
     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware,

ARTICLE IV
     4.1 Class of Stock. (a) The total number of shares of capital stock which the Corporation shall have authority to issue is eighty thousand (80,000) shares, of which there shall be (a) seventy thousand (70,000) shares of common stock, $.01 par value per share (“Common Stock”), consisting of (i) fifty thousand (50,000) shares designated as “Class A Common Stock” (“Class A Common Stock”) and (ii) twenty thousand (20,000) shares designated as “Class B Common Stock” (“Class B Common Stock”), and (b) ten thousand (10,000) shares designated as Preferred Stock, $ .01 par value per share (“Preferred Stock”).
     (b) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of Common Stock voting as a single class without the separate vote of the holders of any other class of stock.
     4.2 Powers and Rights of Common Stock. The powers and rights of the Common Stock and the qualifications, limitations and restrictions thereof are as follows:
     (a) Class A Common Stock. The shares of Class A Common Stock and shares of Class B Common Stock shall be identical in all respects and shall have equal rights and privileges except as set forth in Section 4.2(a) and Section 4.2(b). Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of any other class or series of stock having a preference over the Class A Common Stock and Class B Common Stock then outstanding have been paid or declared and funds sufficient for the payment thereof in full set apart for payment, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive pro rata all the remaining assets of the Corporation available for distribution to its stockholders.

          (i) Dividends.
               (A) Such dividends or distributions as may be determined by the Board of Directors of the Corporation from time to time may be declared and paid or made upon the Class A Common Stock out of any source at the time lawfully available for the payment of dividends, provided that (subject to subparagraph (B) and (C) below of this paragraph (a)(i)) identical dividends or distributions are declared and paid concurrently upon the Class B Common Stock. If dividends or distributions are declared and paid upon the Class B Common Stock (subject co subparagraphs (B) and (C) below of this paragraph (a)(i)) an identical dividend shall be declared and paid concurrently on the Class A Common Stock.
               (B) No dividend may be declared and paid in Class A Common Stock unless the dividend is payable only to holders of Class A Common Stock and a dividend payable in Class B Common Stock is declared and paid concurrently in respect of outstanding shares of Class B Common Stock in the same number of shares of Class B Common Stock per outstanding share.
               (C) If a dividend is declared and paid in Class B Common Stock in respect of outstanding shares of Class B Common Stock, then a dividend shall be declared and paid concurrently in shares of Class A Common Stock in respect of outstanding shares of Class A Common Stock so that each holder of outstanding shares of Class A Common Stock receives (on a per outstanding share basis) a total number of dividend shares of Class A Common Stock equal to the number of dividend shares of Class B Common Stock received (on a per outstanding share basis) by the holders of the outstanding shares of Class B Common Stock.
          (ii) Stock Combinations and Subdivisions. The Class A Common Stock shall not be combined or subdivided unless at the same time there is a proportionate combination or subdivision of the Class B Common Stock. If the Class B Common Stock is combined or subdivided, a proportionate combination or subdivision of the Class A Common Stock shall be made at the same time.
          (iii) Voting. The holders of Class A Common Stock shall have the voting rights set forth below:
               (A) With respect to the election of Directors, the holders of Class A Common Stock voting as a separate class shall be entitled to elect that number of Directors which constitutes ten percent (10%) of the total membership of the Board of Directors, and if such ten percent (10%) is not a whole number, then the holders of Class A Common Stock will be entitled to elect the nearest higher whole number of directors which constitutes ten percent (10%) of such membership. Such election shall be from a slate of Director nominees separate from a slate of Director nominees from which holders of Class B Common Stock shall elect Directors. There shall be no cumulative voting for either holders of Class A Common Stock or holders of Class B Common Stock.
               (B) The holders of Class A Common Stock will be entitled to vote as a separate class on the removal, with or without cause, of any Director elected by the holders of Class A Common Stock, provided that, to the extent permitted by applicable law, any Director may be removed for cause by the Board of Directors.
               (C) Except as may otherwise be required by law, the holders of Class A Common Stock shall, in all matters not referred to in subparagraphs (A) or (B) of this paragraph (a)(iii) or in subparagraphs (A) or (B) of paragraph (b)(iii) of this Section 4.2, vote together with the holders of Class B Common Stock as a single class, provided that the holders of Class A Common Stock will have one (1) vote for each share and the holders of Class B Common Stock shall have ten (10) votes for each share.
               (D) Notwithstanding anything herein to the contrary, the holders of Class A Common Stock shall have exclusive voting power on all matters at any time when no shares of Class B Common Stock are issued and outstanding.
     (b) Class B Common Stock.
          (i) Dividends and Distributions. Subject to the provisions of Section 4.2(a)(i), such dividends and distributions may be declared and paid or made upon the Class B Common Stock as may be permitted by applicable law.
          (ii) Stock Combinations and Subdivisions. Subject to the provisions of Section 4.2(a)(ii), the Class B Common Stock may be combined or subdivided in such manner as may be permitted by applicable law.
          (iii) Voting. Subject to the provisions of this Section 4.2(b)(iii), the Class B Common Stock Shall have ten (10) votes per share on all matters that may be submitted to a vote of the stockholders. Without limiting the generality or the foregoing:
               (A) With respect to the election of Directors, the holders of Class B Common Stock shall be entitled, voting as a separate class, to elect the remaining Directors not subject to the priority rights of the holders of the Class A Common Stock set forth in Section 4.2(a)(iii); and
               (B) The holders of the Class B Common Stock will be entitled to vote as a separate class on the removal, with or without cause, of any Director who was elected by the holders of the Class B Common Stock, provided that, to the extent permitted by applicable law, any Director may be removed for cause by the Board of Directors.

          (iv) Conversion.
               (A) Each holder of record of Class B Common Stock may, in such holder’s sole discretion and at such holder’s option, convert any whole number or all of such holder’s shares of Class B Common Stock into fully paid and nonassessable shares of Class A Common Stock at the rate (subject to adjustment as hereinafter provided) of one (1) share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock surrendering such holder’s certificate or certificates for the shares of Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such shares of Class A Common Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business on the date of such surrender and the person or persons entitled to receive the shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on that date.
               (B) Any shares of Class B Common Stock surrendered for conversion or exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the surrender or acquisition thereof and shall not be reissued.

               (C) The number of shares of Class A Common Stock into which the shares of Class B Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity or person. Each share of Class B Common Stock shall thereafter be convertible into such kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of shares of Class A Common Stock into which each share of Class B Common Stock is convertible immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance. In any such case, appropriate adjustments shall be made by the Board of Directors of the Corporation in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth herein (including provisions for adjustment of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the Class B Common Stock.
               (D) The Corporation shall, at all times, reserve and keep available out of the authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect conversion of all outstanding Class B Common Stock and if, at any time, the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the then outstanding Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.
          (v) Transfer. The Class B Common Stock shall not be transferable except upon conversion, provided, however, that said restrictions on transfer shall not apply with respect to any transfer by a holder of Class B Common Stock (i) in the case of a holder that is an individual, pursuant to applicable laws of descent and distribution or among such holder’s Family Group or (ii) in the case of a holder that is an entity, among its Affiliates. For purposes of this Agreement, “Family Group” means a stockholder’s descendants (whether natural or adopted) together with such stockholder’s spouse, parent, siblings and their respective descendants (whether natural or adopted) and any trust solely for the benefit of the stockholder and/or such other persons and “Affiliate” of a stockholder means any other person, directly or indirectly controlling, controlled by or under common control with such stockholder and any partner of a stockholder which is a partnership and any member of a stockholder which is a limited liability company.
     4.3 Preferred Stock. The Board of Directors of me Corporation is authorized to issue shares of Preferred Stock from time to time in one or more series for such consideration as it may determine; to fix or alter the voting powers, designations, preferences and rights, including but not limited to dividend rights, dividend rate, conversion rights, and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences, or any of them, as to wholly unissued series of shares of Preferred Stock; and to fix the number of shares constituting any such series and designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of such series be so decreased, the shares constituting such decrease shall resume the status, which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
ARTICLE V
     The Corporation is to have a perpetual existence.
ARTICLE VI
     In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation, subject to any restrictions and limitations set forth therein.
ARTICLE VII
     Pursuant to Section 211 (e) of the Delaware General Corporation Law, the Directors of the Corporation shall not be required to be elected by written ballots.
ARTICLE VIII
     (a) The Corporation is or will be owned by S&R Technology Holdings, LLC Sucampo, AG and R-Tech Ueno, Ltd., (referred to, with their affiliates, as the “R-Tech Group”) and perhaps certain other entities that may engage in the same or similar activities or lines of business as the Corporation (each such entity, with its affiliates, are referred to collectively as “Competing Entities” and individually as a “Competing Entity”). In anticipation that the Corporation and the Competing Entities may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with the Competing Entities (including service of officers, directors and employees thereof as directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director’s fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article VIII are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve any Competing Entity and their officers, director and employees, and the powers, rights, duties and liabilities of the Corporation and its officers, directors, employees and stockholders in connection therewith.
     (b) Except as a Competing Entity may otherwise agree in writing with respect to it, such Competing Entity shall have the right to (i) engage in the same or similar business activities or lines of business as the Corporation and (ii) do business with any client or customer of the Corporation, and such Competing Entity shall have no duty not to engage in such business activities or do business with such clients and customers. No Competing Entity and no officer, director or employee thereof (except as provided in clauses (c) and (d) below), shall be liable to the Corporation or its stockholders for breach of any duty by reason of any such activities of such Competing Entity or of such person’s participation therein. Except as a Competing Entity may otherwise agree in writing, in the event that such Competing Entity acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both such Competing Entity and the Corporation, such Competing Entity shall have no duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any duty as a stockholder of the Corporation by reason of the fact that such Competing Entity pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to the Corporation.
     (c) In the event that a director, officer or employee of the Corporation who is also a director, officer or employee of a Competing Entity acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and such Competing Entity, such director or officer of the Corporation shall act in good faith in a manner consistent with the following policy:
          (i) a corporate opportunity offered to any person who is an officer or employee (whether or not a director) of the Corporation and who is also a director but not an officer or employee of such Competing Entity shall belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of such Competing Entity, in which case such opportunity shall belong to such Competing Entity;
          (ii) a corporate opportunity offered to any person who is a director but not an officer or employee of the Corporation and who is also an officer or employee (whether or not a director) of such Competing Entity shall belong to such Competing Entity, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of the Corporation, in which case such opportunity shall belong to the Corporation; and
          (iii) a corporate opportunity offered to any other person who is either an officer or employee of both the Corporation and such Competing Entity or a director of both the Corporation and such Competing Entity (but not an officer or employee of either) shall belong to such Competing Entity or to the Corporation, as the case may be, if such opportunity is expressly offered to such person primarily in his or her capacity as an officer, employee or director of such Competing Entity or of the Corporation, respectively; otherwise, such opportunity shall belong to either such Competing Entity or the Corporation as a majority of the directors of the Corporation who are not officers or employees of either such Competing Entity or the Corporation or directors of such Competing Entity shall determine in their good faith judgment, taking into account all the facts and circumstances with respect to such opportunity.

     (d) For the purposes of this Article VIII, “corporate opportunities” shall not include any business opportunities that the Corporation is not financially able to undertake, or that are, from their nature, not in the line of the Corporation’s business or are of no practical advantage to it or that are ones in which the Corporation has no interest or reasonable expectancy. In addition, “corporate opportunities” shall not include any transactions pursuant to agreements to be entered into by the Corporation with one or more members of the R-Tech Group (each such agreement, as amended or modified, is referred to herein collectively as the “Agreements” and individually as the “Agreement”), it being acknowledged that the rights of the Corporation under any such Agreements shall be deemed for all purposes to be contractual rights and shall not be corporate opportunities of the Corporation for any purpose; provided, however, that the absence of any such Agreement, or the absence of any provisions in a Agreement relating to any particular transactions or types of transactions, shall not support any inferences or implication or have any effect whatsoever on transactions not explicitly covered by the Agreements.
     (e) Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.
     (f) For purposes of this Article VIII only, the “Corporation” shall mean the Corporation and each corporation, partnership, joint venture, association and other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting power of such entity.
ARTICLE IX
     (a) In anticipation that (i) the Corporation, on the one hand, and one or more members of the R-Tech Group, on the other hand, may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom and (ii) the

Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest or of which such director is an employee or director (collectively, together with its affiliates, “Related Entities”), the provisions of this Article IX are set forth to regulate and guide certain contractual relations and other business relations of the Corporation as they may involve members of the R-Tech Group or any other Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. The provisions of this Article IX are in addition to, and not in limitation of, the provisions of the Delaware General Corporation Law and the other provisions of this Amended and Restated Certificate of Incorporation. Any contract or business relation that does not comply with procedures set forth in this Article IX shall not by reason thereof be deemed void or voidable or result in any breach of any duty or the derivation of any improper personal benefit by any person but shall be governed by the provisions of this Amended and Restated Certificate of Incorporation, the by-laws of the Corporation, the Delaware General Corporation Law and other applicable law.
     (b) No contract, agreement, arrangement or transaction between the Corporation, any member of the R-Tech Group or any other Related Entity or between the Corporation and one or more of the directors or officers of the Corporation, any member of the R-Tech Group or any other Related Entity shall be void or voidable solely for the reason that any member of the R-Tech Group or such other Related Entity or any one or more of the officers or directors of the Corporation, any member of the R-Tech Group or such other Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the

Board of Directors or committee thereof which authorizes the contract, agreement, arrangement or transaction or solely because his, her or their votes are counted for such purposes, if:
          (i) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes, approves or ratifies the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors or such committee, even though the disinterested directors be less than a quorum;
          (ii) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the holders of the voting shares of the Corporation, and the contract, agreement, arrangement or transaction is specifically approved or ratified in good faith by a vote of the holders of a majority of the voting power of the then outstanding voting shares of the Corporation not owned by the respective member of the R-Tech Group or such other Related Entity, as the case may be, even though such other holders of the voting shares be less than a quorum;
          (iii) such contract, agreement, arrangement or transaction is effected pursuant to, or consistent with, terms and conditions specified in any arrangements, standards or guidelines that are in good faith authorized, approved or ratified, after disclosure or knowledge of the material facts related thereto, by the affirmative vote of a majority of the disinterested directors on the Board of Directors or a committee thereof, even though the disinterested directors be less than a quorum, or by vote of the holders of a majority of the voting power of the then outstanding voting shares of the Corporation not owned by the respective member of the R-Tech Group or such other Related Entity, as the case may be, even though such other holders of the voting shares be less than a quorum (such authorization, approval or ratification of such arrangements, standards or guidelines constituting or being deemed to constitute authorization, approval or ratification of such contract, agreement, arrangement or transaction); or
          (iv) such contract, agreement, arrangement or transaction was fair to the Corporation.
     In addition, each such contract, agreement, arrangement or transaction authorized, approved or effected, and each of such arrangements, standards or guidelines so authorized or approved, as described in (i), (ii) or (iii) above, shall be conclusively deemed to be fair to the Corporation and its stockholders; provided, however, that if such authorization or approval is not obtained, or such contract, agreement, arrangement or transaction is not so effected, no presumption shall arise that such contract, agreement, arrangement or transaction, or such arrangements, standards or guidelines, are not fair to the Corporation and its stockholders.
     (c) Directors of the Corporation who are also directors or officers of a member of the R-Tech Group or any other Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes, approves or ratifies any such contract, agreement, arrangement or transaction or any such arrangements, guidelines or standards. Voting shares owned by members of the R-Tech Group and any other Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes, approves or ratifies any such contract, agreement, arrangement or transaction or any such arrangements, guidelines or standards.
     (d) Neither the members of the R-Tech Group nor any other Related Entity shall be liable to the Corporation or its stockholders for breach of any duty by reason of the fact that it in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between it and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of a member of the R-Tech Group or any other Related Entity, which vote is cast or action is taken by such person in his or her capacity as a director of the Corporation, shall constitute an action of or the exercise of a right by or a consent of the respective member of the R-Tech Group or such other Related Entity (as the case may be) for the purpose of any such agreement or contract.
     (e) Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.
     (f) For purposes of this Article IX, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting power, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.
ARTICLE X
     (a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article X shall not eliminate or limit the liability of a director for any act of omission occurring prior to the effective date of this Article X.

     (b) Each director or officer of the Corporation who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the Corporation to procure a judgment in its favor) (hereinafter a “proceeding”), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee, agent or fiduciary of the Corporation or a predecessor corporation or of a subsidiary of the Corporation or any such predecessor corporation, or is or was serving at the request of the Corporation or any such predecessor corporation, as a director, officer, manager, partner, trustee, employee, fiduciary or agent of another entity or enterprise, or by reason of anything done or not done in such capacity, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in connection with any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification, and the Corporation shall have the burden of proof to overcome that presumption. The rights to indemnification and advancement of expenses conferred by this Article XI shall be presumed to have been relied upon by directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law. The Corporation may create trust funds, grant security interests, obtain letters of credit or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article XI or in any such contract.
     (c) Any repeal or modification of the foregoing provisions of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification, including, without limitation, any contractual rights arising under or authorized by this Article X.
     (d) In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the Common Stock of the Corporation voting together as a single class, shall be required to amend or repeal this Article X.
ARTICLE XI
     The Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly provided by the laws of the United States of America or of the State of Delaware.

     IN WITNESS WHEREOF, R-Tech Ueno (USA), Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized Chief Executive Officer effective as of the 1st day of December 2000.

/s/ Ryuji Ueno Ryuji Ueno
Chief Executive Officer

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
R-TECH UENO (USA), INC.
          R-Tech Ueno (USA), Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
          1. The name of the corporation is R-Tech Ueno (USA), Inc. (the “Corporation”). The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on December 5, 1996.
          2. This Amended and Restated Certificate of Incorporation has been duly adopted pursuant to Section 245, and in accordance with Section 242, of the General Corporation Law of the State of Delaware.
          3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended to read in its entirety as follows:
ARTICLE I
The name of the corporation is R-Tech Ueno (USA), Inc.
ARTICLE II
          The address of the Corporation’s registered office in Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of the Corporation’s registered agent at that address is Corporation Service Company.
ARTICLE III
          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV
          4.1 Class of Stock (a) The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred ten thousand (110,000) shares, of which there shall be (a) one hundred thousand (100,000) shares of common stock, $.01 par value per share (“Common Stock”), consisting of (i) fifty thousand (50,000) shares designated as “Class A Common Stock” (“Class A Common Stock”) and (ii) fifty thousand (50,000) shares designated as “Class B Common Stock” (“Class B Common Stock”), and (b) ten thousand (10,000) shares designated as Preferred Stock, $.01 par value per share (“Preferred Stock”).
          (b) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of Common Stock voting as a single class without the separate vote of the holders of any other class of stock.
          4.2 Powers and Rights of Common Stock. The powers and rights of the Common Stock and the qualifications, limitations and restrictions thereof are as follows:
          (a) Class A Common Stock. The shares of Class A Common Stock and shares of Class B Common Stock shall be identical in all respects and shall have equal rights and privileges except as set forth in Section 4.2(a) and Section 4.2(b). Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of any other class or series of stock having a preference over the Class A Common Stock and Class B Common Stock then outstanding have been paid or declared and funds sufficient for the payment thereof in full set apart for payment, the holders of the Class A Common Stock and Class B Common Stock shall be entitled to receive pro rata all the remaining assets of the Corporation available for distribution to its stockholders.

          (i) Dividends.
          (A) Such dividends or distributions as may be determined by the Board of Directors of the Corporation from time to time may be declared and paid or made upon the Class A Common Stock out of any source at the time lawfully available for the payment of dividends, provided that (subject to subparagraph (B) and (C) below of this paragraph (a)(i)) identical dividends or distributions are declared and paid concurrently upon the Class B Common Stock. If dividends or distributions are declared and paid upon the Class B Common Stock (subject to subparagraphs (B) and (C) below of this paragraph (a)(i)) an identical dividend shall be declared and paid concurrently on the Class A Common Stock.
          (B) No dividend may be declared and paid in Class A Common Stock unless the dividend is payable only to holders of Class A Common Stock and a dividend payable in Class B Common Stock is declared and paid concurrently in respect of outstanding shares of Class B Common Stock in the same number of shares of Class B Common Stock per outstanding share.
          (C) If a dividend is declared and paid in Class B Common Stock in respect of outstanding shares of Class B Common Stock, then a dividend shall be declared and paid concurrently in shares of Class A Common Stock in respect of outstanding shares of Class A Common Stock so that each holder of outstanding shares of Class A Common Stock receives (on a per outstanding share basis) a total number of dividend shares of Class A Common Stock equal to the number of dividend shares of Class B Common Stock received (on a per outstanding share basis) by the holders of the outstanding shares of Class B Common Stock.

     (ii) Stock Combinations and Subdivisions. The Class A Common Stock shall not be combined or subdivided unless at the same time there is a proportionate combination or subdivision of the Class B Common Stock. If the Class B Common Stock is combined or subdivided, a proportionate combination or subdivision of the Class A Common Stock shall be made at the same time.
     (iii) Voting. The holders of Class A Common Stock shall have the voting rights set forth below:
          (A) With respect to the election of Directors, the holders of Class A Common Stock voting as a separate class shall be entitled to elect that number of Directors which constitutes ten percent (10%) of the total membership of the Board of Directors, and if such ten percent (10%) is not a whole number, then the holders of Class A Common Stock will be entitled to elect the nearest higher whole number of directors which constitutes ten percent (10%) of such membership. Such election shall be from a slate of Director nominees separate from a slate of Director nominees from which holders of Class B Common Stock shall elect Directors. There shall be no cumulative voting for either holders of Class A Common Stock or holders of Class B Common Stock.
          (B) The holders of Class A Common Stock will be entitled to vote as a separate class on the removal, with or without cause, of any Director elected by the holders of Class A Common Stock, provided that, to the extent permitted by applicable law, any Director may be removed for cause by the Board of Directors.
          (C) Except as may otherwise be required by law, the holders of Class A Common Stock shall, in all matters not referred to in subparagraphs (A) or (B) of this paragraph (a)(iii) or in subparagraphs (A) or (B) of paragraph (b)(iii) of this Section 4.2, vote together with the holders of Class B Common Stock as a single class, provided that the holders of Class A Common Stock will have one (1) vote for each share and the holders of Class B Common Stock shall have ten (10) votes for each share.
          (D) Notwithstanding anything herein to the contrary, the holders of Class A Common Stock shall have exclusive voting power on all matters at any time when no shares of Class B Common Stock are issued and outstanding.
     (b) Class B Common Stock.
     (i) Dividends and Distributions. Subject to the provisions of Section 4.2(a)(i), such dividends and distributions may be declared and paid or made upon the Class B Common Stock as may be permitted by applicable law.
     (ii) Stock Combinations and Subdivisions. Subject to the provisions of Section 4.2(a)(ii), the Class B Common Stock may be combined or subdivided in such manner as may be permitted by applicable law.
     (iii) Voting. Subject to the provisions of this Section 4.2(b)(iii), the Class B Common Stock shall have ten (10) votes per share on all matters that may be submitted to a vote of the stockholders. Without limiting the generality or the foregoing:
          (A) With respect to the election of Directors, the holders of Class B Common Stock shall be entitled, voting as a separate class, to elect the remaining Directors not subject to the priority rights of the holders of the Class A Common Stock set forth in Section 4.2(a)(iii); and
          (B) The holders of the Class B Common Stock will be entitled to vote as a separate class on the removal, with or without cause, of any Director who was elected by the holders of the Class B Common Stock, provided that, to the extent permitted by applicable law, any Director may be removed for cause by the Board of Directors.
     (iv) Conversion.
          (A) Each holder of record of Class B Common Stock may, in such holder’s sole discretion and at such holder’s option, convert any whole number or all of such holder’s shares of Class B Common Stock into fully paid and nonassessable shares of Class A Common Stock at the rate (subject to adjustment as hereinafter provided) of one (1) share of Class A Common Stock for each share of Class B Common Stock surrendered for conversion. Any such conversion may be effected by any holder of Class B Common Stock surrendering such holder’s certificate or certificates for the shares of Class B Common Stock to be converted, duly endorsed, at the office of the Corporation or any transfer agent for the Class B Common Stock, together with a written notice to the Corporation at such office that such holder elects to convert all or a specified number of shares of Class B Common Stock and stating the name or names in which such holder desires the certificate or certificates for such shares of Class A Common Stock to be issued. Promptly thereafter, the Corporation shall issue and deliver to such holder or such holder’s nominee or nominees, a certificate or certificates for the number of shares of Class A Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business on the date of such surrender and the person or persons entitled to receive the shares of Class A Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on that date.

          (B) Any shares of Class B Common Stock surrendered for conversion or exchanged, redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the surrender or acquisition thereof and shall not be reissued.
          (C) The number of shares of Class A Common Stock into which the shares of Class B Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the Corporation, consolidation or merger of the Corporation with or into another corporation, or sale or conveyance of all or substantially all of the assets of the Corporation to another corporation or other entity or person. Each share of Class B Common Stock shall thereafter be convertible into such kind and amount of securities or other assets, or both, as are issuable or distributable in respect of the number of shares of Class A Common Stock into which each share of Class B Common Stock is convertible immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance. In any such case, appropriate adjustments shall be made by the Board of Directors of the Corporation in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class B Common Stock to the end that the provisions set forth herein (including provisions for adjustment of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other assets thereafter deliverable on conversion of the Class B Common Stock.
          (D) The Corporation shall, at all times, reserve and keep available out of the authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect conversion of all outstanding Class B Common Stock and if, at any time, the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the then outstanding Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.
     (v) Transfer. The Class B Common Stock shall not be transferable except upon conversion, provided, however, that said restrictions on transfer shall not apply with respect to any transfer by a holder of Class B Common Stock (i) in the case of a holder that is an individual, pursuant to applicable laws of descent and distribution or among such holder’s Family Group or (ii) in the case of a holder that is an entity, among its Affiliates. For purposes of this Agreement, “Family Group” means a stockholder’s descendants (whether natural or adopted) together with such stockholder’s spouse, parents, siblings and their respective descendants (whether natural or adopted) and any trust solely for the benefit of the stockholder and/or such other persons and “Affiliate” of a stockholder means any other person, directly or indirectly controlling, controlled by or under common control with such stockholder and any partner of a stockholder which is a partnership and any member of a stockholder which is a limited liability company.
          4.3 Preferred Stock. The Board of Directors of the Corporation is authorized to issue shares of Preferred Stock from time to time in one or more series for such consideration as it may determine; to fix or alter the voting powers, designations, preferences and rights, including but not limited to dividend rights, dividend rate, conversion rights, and terms of redemption (including sinking fund provisions), redemption price or prices and liquidation preferences, or any of them, as to wholly unissued series of shares of Preferred Stock; and to fix the number of shares constituting any such series and designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of such series be so decreased, the shares constituting such decrease shall resume the status, which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
ARTICLE V
The Corporation is to have a perpetual existence.
ARTICLE VI
          In furtherance of and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the by-laws of the Corporation, subject to any restrictions and limitations set forth therein.
ARTICLE VII
          Pursuant to Section 211(e) of the Delaware General Corporation Law, the Directors of the Corporation shall not be required to be elected by written ballots.
ARTICLE VIII
          The Corporation is or will be owned by S&R Technology Holdings, LLC Sucampo, AG and R-Tech Ueno, Ltd., (referred to, with their affiliates, as the “R-Tech Group”) and perhaps certain other entities that may engage in the same or similar activities or lines of business as the Corporation (each such entity, with its affiliates, are referred to collectively as “Competing Entities” and individually as a “Competing Entity”). In anticipation that the Corporation and the Competing Entities may engage in the same or similar activities or lines of business and have an interest in the same areas of corporate opportunities, and in recognition of (i) the benefits to be derived by the Corporation through its continued contractual, corporate and business relations with the Competing Entities (including service of officers, directors and employees thereof as directors of the Corporation) and (ii) the difficulties attendant to any director, who desires and endeavors fully to satisfy such director’s fiduciary duties, in determining the full scope of such duties in any particular situation, the provisions of this Article VIII are set forth to regulate, define and guide the conduct of certain affairs of the Corporation as they may involve any Competing Entity and their officers, directors and employees, and the powers, rights, duties and liabilities of the Corporation and its officers, directors, employees and stockholders in connection therewith.
          (a) Except as a Competing Entity may otherwise agree in writing with respect to it, such Competing Entity shall have the right to (i) engage in the same or similar business activities or lines of business as the Corporation and (ii) do business with any client or customer of the Corporation, and such Competing Entity shall have no duty not to engage in such business activities or do business with such clients and customers. No Competing Entity and no officer, director or employee thereof (except as provided in clauses (c) and (d) below), shall be liable to the Corporation or its stockholders for breach of any duty by reason of any such activities of such Competing Entity or of such person’s participation therein. Except as a Competing Entity may otherwise agree in writing, in the event that such Competing Entity acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both such Competing Entity and the Corporation, such Competing Entity shall have no duty to communicate or present such corporate opportunity to the Corporation and shall not be liable to the Corporation or its stockholders for breach of any duty as a stockholder of the Corporation by reason of the fact that such Competing Entity pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another person or entity, or does not present such corporate opportunity to the Corporation.
          (b) In the event that a director, officer or employee of the Corporation who is also a director, officer or employee of a Competing Entity acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Corporation and such Competing Entity, such director or officer of the Corporation shall act in good faith in a manner consistent with the following policy:
     (i) a corporate opportunity offered to any person who is an officer or employee (whether or not a director) of the Corporation and who is also a director but not an officer or employee of such Competing Entity shall belong to the Corporation, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of such Competing Entity, in which case such opportunity shall belong to such Competing Entity;
     (ii) a corporate opportunity offered to any person who is a director but not an officer or employee of the Corporation and who is also an officer or employee (whether or not a director) of such Competing Entity shall belong to such Competing Entity, unless such opportunity is expressly offered to such person primarily in his or her capacity as a director of the Corporation, in which case such opportunity shall belong to the Corporation; and
     (iii) a corporate opportunity offered to any other person who is either an officer or employee of both the Corporation and such Competing Entity or a director of both the Corporation and such Competing Entity (but not an officer or employee of either) shall belong to such Competing Entity or to the Corporation, as the case may be, if such opportunity is expressly offered to such person primarily in his or her capacity as an officer, employee or director of such Competing Entity or of the Corporation, respectively; otherwise, such opportunity shall belong to either such Competing Entity or the Corporation as a majority of the directors of the Corporation who are not officers or employees of either such Competing Entity or the Corporation or directors of such Competing Entity shall determine in their good faith judgment, taking into account all the facts and circumstances with respect to such opportunity.
          (c) For the purposes of this Article VIII, “corporate opportunities” shall not include any business opportunities that the Corporation is not financially able to undertake, or that are, from their nature, not in the line of the Corporation’s business or are of no practical advantage to it or that are ones in which the Corporation has no interest or reasonable expectancy. In addition, “corporate opportunities” shall not include any transactions pursuant to agreements to be entered into by the Corporation with one or more members of the R-Tech Group (each such agreement, as amended or modified, is referred to herein collectively as the “Agreements” and individually as the “Agreement”), it being acknowledged that the rights of the Corporation under any such Agreements shall be deemed for all purposes to be contractual rights and shall not be corporate opportunities of the Corporation for any purpose; provided, however, that the absence of any such Agreement, or the absence of any provisions in a Agreement relating to any particular transactions or types of transactions, shall not support any inferences or implication or have any effect whatsoever on transactions not explicitly covered by the Agreements.

          (d) Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article VIII.
          (e) For purposes of this Article VIII only, the “Corporation” shall mean the Corporation and each corporation, partnership, joint venture, association and other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting power of such entity.
ARTICLE IX
          (a) In anticipation that (i) the Corporation, on the one hand, and one or more members of the R-Tech Group, on the other hand, may enter into contracts or otherwise transact business with each other and that the Corporation may derive benefits therefrom and (ii) the Corporation may from time to time enter into contractual, corporate or business relations with one or more of its directors, or one or more corporations, partnerships, associations or other organizations in which one or more of its directors have a financial interest or of which such director is an employee or director (collectively, together with its affiliates, “Related Entities”), the provisions of this Article IX are set forth to regulate and guide certain contractual relations and other business relations of the Corporation as they may involve members of the R-Tech Group or any other Related Entities and their respective officers and directors, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. The provisions of this Article IX are in addition to, and not in limitation of, the provisions of the Delaware General Corporation Law and the other provisions of this Amended and Restated Certificate of Incorporation. Any contract or business relation that does not comply with procedures set forth in this Article IX shall not by reason thereof be deemed void or voidable or result in any breach of any duty or the derivation of any improper personal benefit by any person but shall be governed by the provisions of this Amended and Restated Certificate of Incorporation, the by-laws of the Corporation, the Delaware General Corporation Law and other applicable law.
          (b) No contract, agreement, arrangement or transaction between the Corporation, any member of the R-Tech Group or any other Related Entity or between the Corporation and one or more of the directors or officers of the Corporation, any member of the R-Tech Group or any other Related Entity shall be void or voidable solely for the reason that any member of the R-Tech Group or such other Related Entity or any one or more of the officers or directors of the Corporation, any member of the R-Tech Group or such other Related Entity are parties thereto, or solely because any such directors or officers are present at or participate in the meeting of the Board of Directors or committee thereof which authorizes the contract, agreement, arrangement or transaction or solely because his, her or their votes are counted for such purposes, if:
     (i) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the Board of Directors or the committee thereof that authorizes the contract, agreement, arrangement or transaction, and the Board of Directors or such committee in good faith authorizes, approves or ratifies the contract, agreement, arrangement or transaction by the affirmative vote of a majority of the disinterested directors on the Board of Directors or such committee, even though the disinterested directors be less than a quorum;
     (ii) the material facts as to the contract, agreement, arrangement or transaction are disclosed or are known to the holders of the voting shares of the Corporation, and the contract, agreement, arrangement or transaction is specifically approved or ratified in good faith by a vote of the holders of a majority of the voting power of the then outstanding voting shares of the Corporation not owned by the respective member of the R-Tech Group or such other Related Entity, as the case may be, even though such other holders of the voting shares be less than a quorum;
     (iii) such contract, agreement, arrangement or transaction is effected pursuant to, or consistent with, terms and conditions specified in any arrangements, standards or guidelines that are in good faith authorized, approved or ratified, after disclosure or knowledge of the material facts related thereto, by the affirmative vote of a majority of the disinterested directors on the Board of Directors or a committee thereof, even though the disinterested directors be less than a quorum, or by vote of the holders of a majority of the voting power of the then outstanding voting shares of the Corporation not owned by the respective member of the R-Tech Group or such other Related Entity, as the case may be, even though such other holders of the voting shares be less than a quorum (such authorization, approval or ratification of such arrangements, standards or guidelines constituting or being deemed to constitute authorization, approval or ratification of such contract, agreement, arrangement or transaction); or
     (iv) such contract, agreement, arrangement or transaction was fair to the Corporation.
     In addition, each such contract, agreement, arrangement or transaction authorized, approved or effected, and each of such arrangements, standards or guidelines so authorized or approved, as described in (i), (ii) or (iii) above, shall be conclusively deemed to be fair to the Corporation and its stockholders; provided, however, that if such authorization or approval is not obtained, or such contract, agreement, arrangement or transaction is not so effected, no presumption shall arise that such contract, agreement, arrangement or transaction, or such arrangements, standards or guidelines, are not fair to the Corporation and its stockholders.
          (c) Directors of the Corporation who are also directors or officers of a member of the R-Tech Group or any other Related Entity may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes, approves or ratifies any such contract, agreement, arrangement or transaction or any such arrangements, guidelines or standards. Voting shares owned by members of the R-Tech Group and any other Related Entities may be counted in determining the presence of a quorum at a meeting of stockholders that authorizes, approves or ratifies any such contract, agreement, arrangement or transaction or any such arrangements, guidelines or standards.
          (d) Neither the members of the R-Tech Group nor any other Related Entity shall be liable to the Corporation or its stockholders for breach of any duty by reason of the fact that it in good faith takes any action or exercises any rights or gives or withholds any consent in connection with any agreement or contract between it and the Corporation. No vote cast or other action taken by any person who is an officer, director or other representative of a member of the R-Tech Group or any other Related Entity, which vote is cast or action is taken by such person in his or her capacity as a director of the Corporation, shall constitute an action of or the exercise of a right by or a consent of the respective member of the R-Tech Group or such other Related Entity (as the case may be) for the purpose of any such agreement or contract.
          (e) Any person or entity purchasing or otherwise acquiring any interest in any shares of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article IX.

          (f) For purposes of this Article IX, any contract, agreement, arrangement or transaction with any corporation, partnership, joint venture, association or other entity in which the Corporation beneficially owns (directly or indirectly) fifty percent (50%) or more of the outstanding voting power, or with any officer or director thereof, shall be deemed to be a contract, agreement, arrangement or transaction with the Corporation.
ARTICLE X
          (a) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock repurchases under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article X shall not eliminate or limit the liability of a director for any act of omission occurring prior to the effective date of this Article X.
          (b) Each director or officer of the Corporation who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding brought by or in the right of the Corporation to procure a judgment in its favor) (hereinafter a “proceeding”), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee, agent or fiduciary of the Corporation or a predecessor corporation or of a subsidiary of the Corporation or any such predecessor corporation, or is or was serving at the request of the Corporation or any such predecessor corporation, as a director, officer, manager, partner, trustee, employee, fiduciary or agent of another entity or enterprise, or by reason of anything done or not done in such capacity, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses incurred by any such person in connection with any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification, and the Corporation shall have the burden of proof to overcome that presumption. The rights to indemnification and advancement of expenses conferred by this Article XI shall be presumed to have been relied upon by directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law. The Corporation may create trust funds, grant security interests, obtain letters of credit or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article XI or in any such contract.
          (c) Any repeal or modification of the foregoing provisions of this Article X by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification, including, without limitation, any contractual rights arising under or authorized by this Article X.

          (d) In addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then outstanding shares of the Common Stock of the Corporation voting together as a single class, shall be required to amend or repeal this Article X.
ARTICLE XI
          The Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly provided by the laws of the United States of America or of the State of Delaware.
          IN WITNESS WHEREOF, R-Tech Ueno (USA), Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its duly authorized Chief Executive Officer effective as of the 30th day of September 2001.

/s/ Ryuji Ueno Ryuji Ueno
Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
R-TECH UENO (USA), INC.
     The undersigned, an officer of R-Tech Ueno (USA), Inc., a corporation duly organized under the laws of the State of Delaware, hereby certifies that:
     1. The name of the corporation is R-Tech Ueno (USA), Inc. (the “Corporation”).
     2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by eliminating Article I thereof and by substituting for said Article I the following new Article I:
“ARTICLE I
     The name of the corporation is Sucampo Pharmaceuticals, Inc. (the “Corporation”).”
     3. The amendment herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
     4. The effective time of the amendment herein certified shall be the date of filing this Certificate of Amendment.
Signed on this 4th day of January, 2002.

/s/ Ryuji Ueno Dr. Ryuji Ueno
Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SUCAMPO PHARMACEUTICALS, INC.
     The undersigned, an officer of Sucampo Pharmaceuticals, Inc., a corporation duly organized under the laws of the State of Delaware, hereby certifies that:
     1. The name of the corporation is Sucampo Pharmaceuticals, Inc. (the “Corporation”).
     2. The Amended and Restated Certificate of Incorporation of the Corporation is hereby amended by eliminating Section 4.2(b)(v) thereof and by substituting for said Section 4.2(b)(v) the following new Section 4.2(b)(v):
     “(v) Transfer. The Class B Common Stock shall not be transferable except upon conversion; provided, however, that said restrictions on transfer shall not apply with respect to any transfer by a holder of Class B Common Stock (i) in the case of a holder that is an individual, to any member of such holder’s Family Group, (ii) in the case of a holder that is an entity, to any of its Affiliates or (iii) to any other holder of Class B Common Stock or any of such other holder’s Family Group (in the case of an individual) or Affiliates (in the case of an entity) (any person referred to in clauses (i), (ii) or (iii), a “Permitted Transferee”). For purposes of this Agreement, “Family Group” means a stockholder’s lineal descendants (whether natural or adopted) together with such stockholder’s spouse, parents, siblings and their respective descendants (whether natural or adopted) and the spouse of any such lineal descendant and the trustee of any inter vivos or testamentary trust for the primary benefit of the stockholder and/or such other persons, and “Affiliate” of a stockholder means any other person or entity, directly or indirectly controlling, controlled by or under common control with such stockholder and any partner of a stockholder which is a partnership and any member of a stockholder which is a limited liability company. For purposes of determining who is an Affiliate, the stock holdings of Dr. Ryuji Ueno and Dr. Sachiko Kuno shall be aggregated. In the event that any Class B Common Stock is transferred by operation of law or otherwise to a person other than a Permitted Transferee, the transferee of such Class B Common Stock shall be deemed to have elected to convert such Class B Common Stock into Class A Common Stock immediately prior to such transfer as provided in Section 4.2(b)(iv)(A), and such Class B Common Stock shall automatically be so converted in accordance with the terms of Section 4.2(b)(iv) without any additional action on the part of the holder of such Class B Common Stock. Upon any such automatic conversion, the holder of the shares of Class B Common Stock so converted shall immediately surrender any certificates representing such shares, duly endorsed, to the Corporation.”
     3. The amendment herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     4. The effective time of the amendment herein certified shall be the date of filing this Certificate of Amendment.
Signed on this 26th day of June, 2002.

/s/ Ryuji Ueno Dr. Ryuji Ueno
Chief Executive Officer

CERTIFICATE OF AMENDMENT
OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
SUCAMPO PHARMACEUTICALS, INC.
     The undersigned, an officer of Sucampo Pharmaceuticals, Inc., a corporation duly organized under the laws of the State of Delaware, hereby certifies that:
1. The name of the corporation is Sucampo Pharmaceuticals, Inc. (the “Corporation”).
2. The Amended and Restated certificate of Incorporation of the Corporation is hereby amended by striking out Article IV, Section 4.1 thereof and by substituting in lieu of said Article IV, Section 4.1 of the following new Article IV, Section 4.1:
“Article IV
4.1 Class of Stock.
(a) The total number of shares of capital stock which the Corporation shall have authority to issue is ten million ten thousand (10,010,000) shares, of which there shall be (a) ten million (10,000,000) shares of common stock, $.01 par value per share (“Common Stock”), consisting of (i) five million (5,000,000) shares designated as “Class A Common Stock” (“Class A Common Stock”) and (ii) five million (5,000,000) shares designated as “Class B Common Stock” (“Class B Common Stock”), and (b) ten thousand (10,000) shares designated as Preferred Stock, $.01 par value per share (“Preferred Stock”).
(b) The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of Common Stock and Preferred Stock, voting as a single class without the separate vote of the holders of any other class of stock.”
Simultaneously with time of the filing with the Secretary of State of a Certificate of Amendment on the date hereof (the “Effective Time”), (i) each share of Class A Common Stock of the Corporation issued and outstanding immediately prior thereto (the “Old Class A Common Stock”) shall automatically and without action on the part of the holder thereof be converted into one hundred shares of Class A Common Stock of the Corporation, $0.01 par value (the “new Class A Common Stock”), and (ii) each share of Class B Common Stock of the Corporation issued and outstanding immediately prior thereto (the “Old Class B Common Stock” and together with the Old Class A Common Stock, the “Old Common Stock”) shall automatically and without action on the part of the holder thereof be converted into one hundred shares of Class B Common Stock of the Corporation, $0.01 par value (the “new Class B Common Stock” and together with the New Class A Common Stock, the “New Common Stock”). Each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Old Common Stock (the “Old Certificates,” whether one or more) shall be entitled to receive, upon surrender for cancellation of such Old Certificates to the Corporation, a certificate or certificates (the “New Certificates,” whether one or more) representing the number of shares of New Common Stock into which and for which the shares of Old Common Stock formerly represented by such Old Certificates so surrendered are converted under the terms hereof. From and after the Effective Time, the Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof.
3. The Amendment herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
4. The effective time of the amendment herein certified shall be the date of filing of this Certificate of Amendment.
Signed on this 7th day of July 2003.

/s/ Ryuji Ueno Dr. Ryuji Ueno
Chief Executive Officer